CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Colombia Goldfields Ltd. for the quarter ended September 30, 2005, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of Colombia Goldfields Ltd. for the quarter ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, fairly presents in all material respects, the financial condition and results of operations of Colombia Goldfields Ltd.

By:	/s/ Daniel Hunter
Name:	Daniel Hunter
Title:	Chief Executive Officer & Director
Date:	November 14, 2005
By:	/s/ Jerry Goldberg
Name:	Jerry Goldberg
Title:	Chief Financial Officer
Date:	November 14, 2005